THERAGENICS CORPORATION
                             5325 OAKBROOK PARKWAY
                            NORCROSS, GEORGIA 30093
            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 24, 1996.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Ms. M. Christine Jacobs and Mr. Bruce W. Smith, or either of them (the "Proxies"), as the undersigned's proxy or proxies, each with the power to appoint her/his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Theragenics Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 24, 1996, or any adjournment thereof.

1.  ELECTION OF DIRECTORS.



/ / FOR all nominees listed below     / / WITHHOLD AUTHORITY
   (except as marked to the contrary)     to vote for all nominees listed below


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                  JOHN V. HERNDON          PETER A.A. SAUNDERS

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

                / / FOR          / / AGAINST          / / ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

3. In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of John V. Herndon and Peter A.A. Saunders for election as directors and FOR Proposal 2.

                                                  Date
                                                  ------------------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature, if held jointly

                                                  Please sign exactly as your
                                                  name or names appear at left.
                                                  When shares are held by joint
                                                  tenants, both should sign. If
                                                  signing in any fiduciary or
                                                  representative capacity, give
                                                  full title as such.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.